Exhibit 99.1

                             AURORA GOLD CORPORATION

NEWS RELEASE 04-2007                                              April 26, 2007

                                                                Trading Symbols:
CUSIP No.:     051642106                                       NASD OTC BB: ARXG
WKN: (Germany) 904846                                                 FRANKFURT:
                                                                A4G.FSE, A4G.ETR
                                                          BERLIN-BREMEN: A4G.BER

                                  NEWS RELEASE
                                  ------------

Aurora Gold Corporation is pleased to announce a drill program to test high grade rock chip samples from several vein systems at the Sao Joao Property, located in the Tapajos Gold Province, Para, Brazil; Aurora Gold further announces that a US $2,000,000 private placement will be completed in the next 30 days to facilitate the programs

Balcatta,  WA,  Australia,  -  April 26, 2007 - (NASD OTC BB: "ARXG"; FRANKFURT:
"A4G.FSE", "A4G.ETR"; BERLIN-BREMEN: "A4G.BER") Aurora Gold Corporation (the "Company", "Aurora Gold"), a mineral exploration company focusing on exploration and development in the Tapajos Gold Province, State of Para, Brazil, is pleased to announce the commencement of diamond drilling at their Sao Joao Property.

As a follow up from high grade gold assays from the rock chip sampling of quartz veins believed to be associated with the main vein at Sao Joao, Aurora Gold is pleased to announce the commencement of a diamond drill program to test these outstanding results. Drilling will focus on areas that have returned high grades in surface sampling and that have been mapped in detail. It is planned to drill a systematic program of relatively short holes to test the down dip potential of these surface anomalies. It is believed that such a focused and staged approach will maximize drill meters and lead logically into feasibility studies given the success of the program.

The Sao Joao Prospect is located approximately 60 kms from Aurora's Molly Project which is currently undergoing pre-feasibility studies. With the proximity of Sao Joao to the Molly Project, Aurora believes that a successful drill program at Sao Joao will form a strategic position in the Tapajos Gold Province and bring the Company one step closer to its vision of becoming a gold producer.

The Company expects to complete a private placement of US $2,000,000 within the next 30 days to facilitate the above programs.

Aurora Gold is a mineral exploration company focusing on the exploration and development of its 7 exploration properties in the Tapajos Gold Province, State of Para, Brazil. The project areas were selected due to their proximity to known gold occurrences and from historical records of gold production. The lithologies associated with the projects are similar to those that have proven to be the host of significant gold occurrences elsewhere in the Tapajos. Aurora Gold's stock trades on the following exchanges under the symbol "ARXG" on the NASD OTC Bulletin Board in the United States of America, under the symbols "A4G.FSE" and "A4G.ETR" on the Frankfurt Exchange and "A4G.BER" on the Berlin-Bremen Stock Exchanges in Germany.

For  Further  information,  please  call  Klaus  Eckhof
Phone:       (+61)  8  9240-2836
Address:     30  Ledger  Road,  Balcatta,  WA,  6021  Australia
Website:     www.aurora-gold.com


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
ON  BEHALF  OF  THE  BOARD

"Klaus  Eckhof"

Klaus  Eckhof
President,  CEO  and  Director


CAUTIONARY  NOTE  REGARDING  FORWARD-LOOKING  STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected activities and expenditures as we pursue our business plan; the adequacy of our available cash resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base medals; the speculative nature of precious and base medals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, us. Forward-looking statements are not guarantees of future performance. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Specific reference is made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward-looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov.
                                                          ------------------

We disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy, or sell any security.


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